                                                                           DRAFT
                                                                           -----

                              ____________ SHARES


                               CITYSEARCH, INC.


                                 COMMON STOCK



                            UNDERWRITING AGREEMENT

                            DATED NOVEMBER __, 1998

                               TABLE OF CONTENTS

SECTION 1.  REPRESENTATIONS AND WARRANTIES.........................................................   2
            COMPLIANCE WITH REGISTRATION REQUIREMENTS..............................................   2
            OFFERING MATERIALS FURNISHED TO UNDERWRITERS...........................................   3
            DISTRIBUTION OF OFFERING MATERIAL BY THE COMPANY.......................................   3
            THE UNDERWRITING AGREEMENT.............................................................   3
            AUTHORIZATION OF THE CLASS B COMMON SHARES.............................................   3
            NO APPLICABLE REGISTRATION OR OTHER SIMILAR RIGHTS.....................................   3
            NO MATERIAL ADVERSE CHANGE.............................................................   3
            INDEPENDENT ACCOUNTANTS................................................................   4
            PREPARATION OF THE FINANCIAL STATEMENTS................................................   4
            INCORPORATION AND GOOD STANDING OF THE COMPANY
             AND ITS SUBSIDIARIES..................................................................   4
            CAPITALIZATION AND OTHER CAPITAL STOCK MATTERS.........................................   5
            STOCK EXCHANGE LISTING;................................................................   5
            NON-CONTRAVENTION OF EXISTING INSTRUMENTS; NO
             FURTHER AUTHORIZATIONS OR APPROVALS REQUIRED..........................................   5
            NO MATERIAL ACTIONS OR PROCEEDINGS.....................................................   6
            INTELLECTUAL PROPERTY RIGHTS...........................................................   6
            ALL NECESSARY PERMITS, ETC.............................................................   6
            TITLE TO PROPERTIES....................................................................   6
            TAX LAW COMPLIANCE.....................................................................   7
            COMPANY NOT AN INVESTMENT COMPANY......................................................   7
            INSURANCE..............................................................................   7
            NO PRICE STABILIZATION OR MANIPULATION.................................................   7
            RELATED PARTY TRANSACTIONS.............................................................   7
            NO UNLAWFUL CONTRIBUTIONS OR OTHER PAYMENTS............................................   8
            COMPANY'S ACCOUNTING SYSTEM............................................................   8
            COMPLIANCE WITH ENVIRONMENTAL LAWS.....................................................   8
            ERISA COMPLIANCE.......................................................................   9
            MERGER AGREEMENT.......................................................................   9
            YEAR 2000 COMPLIANCE...................................................................   9
SECTION 2.  PURCHASE, SALE AND DELIVERY OF CLASS B COMMON SHARES...................................  10
            THE FIRM CLASS B COMMON SHARES.........................................................  10
            THE FIRST CLOSING DATE.................................................................  10
            THE OPTIONAL CLASS B COMMON SHARES; THE SECOND CLOSING DATE............................  11
            PUBLIC OFFERING OF THE CLASS B COMMON SHARES...........................................  11
            PAYMENT FOR THE CLASS B COMMON SHARES..................................................  11
            DELIVERY OF THE CLASS B COMMON SHARES..................................................  12
            DELIVERY OF PROSPECTUS TO THE UNDERWRITERS.............................................  12
SECTION 3.  ADDITIONAL COVENANTS...................................................................  12

            REPRESENTATIVE'S REVIEW OF PROPOSED AMENDMENTS AND SUPPLEMENTS..........................  12
            SECURITIES ACT COMPLIANCE...............................................................  12
            AMENDMENTS AND SUPPLEMENTS TO THE PROSPECTUS AND OTHER SECURITIES ACT MATTERS...........  13
            COPIES OF ANY AMENDMENTS AND SUPPLEMENTS TO THE PROSPECTUS..............................  13
            BLUE SKY COMPLIANCE.....................................................................  13
            USE OF PROCEEDS.........................................................................  13
            TRANSFER AGENT..........................................................................  13
            EARNINGS STATEMENT......................................................................  13
            PERIODIC REPORTING OBLIGATIONS..........................................................  14
            AGREEMENT NOT TO OFFER OR SELL ADDITIONAL SECURITIES....................................  14
            FUTURE REPORTS TO THE REPRESENTATIVE....................................................  14
SECTION 4.  PAYMENT OF EXPENSES.....................................................................  14
SECTION 5.  CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITERS.......................................  15
            ACCOUNTANTS' COMFORT LETTER.............................................................  15
            COMPLIANCE WITH REGISTRATION REQUIREMENTS; NO STOP ORDER, NO OBJECTION FROM NASD........  15
            NO MATERIAL ADVERSE CHANGE OR RATINGS AGENCY CHANGE.....................................  16
            OPINION OF COUNSEL FOR THE COMPANY......................................................  16
            OPINION OF COUNSEL FOR THE UNDERWRITERS.................................................  16
            OFFICERS' CERTIFICATE...................................................................  17
            BRING-DOWN COMFORT LETTER...............................................................  17
            LOCK-UP AGREEMENT FROM CERTAIN STOCKHOLDERS OF THE COMPANY..............................  17
            ADDITIONAL DOCUMENTS....................................................................  17
SECTION 6.  REIMBURSEMENT OF UNDERWRITERS' EXPENSES.................................................  18
SECTION 7.  EFFECTIVENESS OF THIS AGREEMENT.........................................................  18
SECTION 8.  INDEMNIFICATION.........................................................................  18
            INDEMNIFICATION OF THE UNDERWRITERS.....................................................  18
            INDEMNIFICATION OF THE COMPANY, ITS DIRECTORS AND OFFICERS..............................  19
            NOTIFICATIONS AND OTHER INDEMNIFICATION PROCEDURES......................................  20
            SETTLEMENTS.............................................................................  21
SECTION 9.  CONTRIBUTION............................................................................  21
SECTION 10. DEFAULT OF ONE OR MORE OF THE SEVERAL UNDERWRITERS......................................  23
SECTION 11. TERMINATION OF THIS AGREEMENT...........................................................  23
SECTION 12. REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY.....................................  24

SECTION 13.  NOTICES........................................................................   24
SECTION 14.  SUCCESSORS.....................................................................   25
SECTION 15.  PARTIAL UNENFORCEABILITY.......................................................   25
SECTION 16.  GOVERNING LAW PROVISIONS.......................................................   25
SECTION 17.  GENERAL PROVISIONS.............................................................   26

                                                                           DRAFT
                                                                           -----

                            UNDERWRITING AGREEMENT


                                                               November __, 1998



NATIONSBANC MONTGOMERY SECURITIES LLC
ALLEN & COMPANY INCORPORATED
BANCAMERICA ROBERTSON STEPHENS
BEAR, STEARNS & CO. INC.
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
As Representatives of the several Underwriters
c/o NATIONSBANC MONTGOMERY SECURITIES LLC
600 Montgomery Street
San Francisco, California  94111


Ladies and Gentlemen:

     INTRODUCTORY. Ticketmaster Online-CitySearch, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the several underwriters named in Schedule A (the "Underwriters") an aggregate of _________ shares (the "Firm
----------
Class B Common Shares") of its Class B Common Stock, par value $0.01 per share (the "Class B Common Stock"). In addition, the Company has granted to the Underwriters an option to purchase up to an additional ________ shares (the "Optional Class B Common Shares") of Class B Common Stock, as provided in
Section 2. The Firm Class B Common Shares and, if and to the extent such option is exercised, the Optional Class B Common Shares are collectively called the "Class B Common Shares". Nationsbanc Montgomery Securities LLC ("NMS"), Allen & Company Incorporated ("ACI"), BancAmerica Robertson Stephens ("BRS"), Bear, Stearns & Co. Inc. ("BSC") and Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") have agreed to act as representatives of the several Underwriters (in such capacity, the "Representatives") in connection with the offering and sale of the Class B Common Shares.

     The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (File No. 333-____), which contains a form of prospectus to be used in connection with the public offering and sale of the Common Shares. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it was declared effective by the Commission under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the "Securities Act"), including any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A or Rule 434 under the Securities Act, is called the "Registration Statement." Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the "Rule 462(b) Registration Statement," and from and after the date and time of filing of the Rule 462(b) Registration Statement the term "Registration Statement" shall include the Rule 462(b) Registration Statement. Such prospectus, in the form first used by the Underwriters to confirm sales of the Class B Common

Shares, is called the "Prospectus;" provided, however, if the Company has, with the consent of the Representatives, elected to rely upon Rule 434 under the Securities Act, the term "Prospectus" shall mean the Company's prospectus subject to completion (each, a "preliminary prospectus") dated October ___, 1998 (such preliminary prospectus is called the "Rule 434 preliminary prospectus"), together with the applicable term sheet (the "Term Sheet") prepared and filed by the Company with the Commission under Rules 434 and 424(b) under the Securities Act and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a preliminary prospectus, the Prospectus or the Term Sheet, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

     The Company hereby confirms its agreements with the Underwriters as follows:

     SECTION 1.  REPRESENTATIONS AND WARRANTIES.

     The Company hereby represents, warrants and covenants to each Underwriter as follows:

        (a) Compliance with Registration Requirements. The Registration Statement and any Rule 462(b) Registration Statement have been declared effective by the Commission under the Securities Act. The Company has complied to the Commission's satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

     Each preliminary prospectus and the Prospectus when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Class B Common Shares. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective and at all subsequent times, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date and at all subsequent times, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Representatives expressly for use therein. There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

        (b) Offering Materials Furnished to Underwriters. The Company has delivered to the Representatives three complete manually signed copies of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and preliminary prospectuses and the Prospectus, as amended or supplemented, in such quantities and at such places as the Representatives have reasonably requested for each of the Underwriters.

        (c) Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the later of the Second Closing Date (as defined below) and the completion of the Underwriters' distribution of the Class B Common Shares, any offering material in connection with the offering and sale of the Class B Common Shares other than a preliminary prospectus, the Prospectus or the Registration Statement.

        (d) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

        (e) Authorization of the Class B Common Shares. The Class B Common Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement, will be validly issued, fully paid and nonassessable and issued in compliance with all applicable federal and state securities laws.

        (f) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived or relinquished in accordance with their terms.

        (g) No Material Adverse Change. Except as otherwise disclosed in the Prospectus, subsequent to the respective dates as of which information is given in the Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity, or of Ticketmaster Multimedia Holdings, Inc. ("TMOL") (any such change is called a "Material Adverse Change"); (ii) neither the Company and its subsidiaries, considered as one entity, nor TMOL have incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

        (h) Independent Accountants. Ernst & Young LLP, which has expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission as a part of the Registration Statement and included in the Prospectus, are independent certified public accountants as required by the Securities Act.

        (i) Preparation of the Financial Statements. The historical financial statements filed with the Commission as a part of the Registration Statement and included in the Prospectus present fairly the consolidated financial position of CitySearch, Inc. and its subsidiaries ("CitySearch") (the "CitySearch Financial Statements") as of and at the dates indicated and the results of their operations and cash flows for the periods specified. The historical financial statements of TMOL (the "TMOL Financial Statements") filed with the Commission as a part of the Registration Statement and included in the Prospectus present fairly (i) the financial position of TMOL prior to consummation of the Merger Agreement (as defined below) as of and at the dates indicated and the results of its operations and cash flows for the periods specified and (ii) the financial position of TMOL and CitySearch on a consolidated basis following consummation of the Merger Agreement as of and at the dates indicated and the results of operations and cash flows for the periods specified. The condensed combined pro forma financial statements (the "Pro Forma Financial Statements") of TMOL and CitySearch fairly present the combined pro forma financial position of CitySearch and TMOL on and at the dates indicated and the combined pro forma results of their operations and cash flows for the periods specified. The supporting schedules included in the Registration Statement present fairly the information required to be stated therein. The CitySearch Financial Statements, the TMOL Financial Statements and the Pro Forma Financial Statements, and supporting schedules included in the Registration Statement present fairly the information required to be stated therein. Such financial statements and supporting schedules have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement. The financial data set forth in the Prospectus under the captions "Prospectus Summary--CitySearch Summary Historical Financial Data", "Prospectus Summary--Ticketmaster Online Summary Historical Financial Data," "Prospectus Summary--Summary Unaudited Pro Forma Combined Financial Data," "Selected Historical Financial Data," "Selected Unaudited Pro Forma Combined Financial Data" and "Capitalization" fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement.

        (j) Incorporation and Good Standing of the Company and its Subsidiaries. Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement. Each of the Company and each subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in the State of California and each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions (other than the State of California) where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse

  Change. All of the issued and outstanding capital stock of each subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 22.1 to the Registration Statement.

        (k) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization" (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Prospectus or upon exercise of outstanding options or warrants described in the Prospectus). The Class B Common Stock (including the Class B Common Shares) and the Company's Class A Common Stock, par value $0.01 per share (the "Class A Common Stock" and together with the Class B Common Stock, the "Common Stock"), each conforms in all material respects to the description thereof contained in the Prospectus. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with all applicable federal and state securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those accurately described in the Prospectus. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Prospectus accurately and fairly presents, in all material respects, the information required to be shown with respect to such plans, arrangements, options and rights.

        (l) Stock Exchange Listing.   The Class B Common Shares have been
  approved for inclusion on the Nasdaq National Market, subject only to official notice of issuance.

        (m) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or is in default (or, with the giving of notice or lapse of time, would be in default) ("Default") under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an "Existing Instrument"), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The Company's execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary, which violation would, individually or in the aggregate, result in a Material Adverse Change. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company's execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable state securities or blue sky laws, and the rules and regulations promulgated by the National Association of Securities Dealers, Inc. (the "NASD").

        (n) No Material Actions or Proceedings. There are no legal or governmental actions, suits or proceedings pending or, to the best of the Company's knowledge, threatened (i) against or affecting the Company or any of its subsidiaries, (ii) to the best of the Company's knowledge, against Ticketmaster Corp. ("Ticketmaster") or any of its affiliates that could reasonably be expected to affect the Company and its subsidiaries taken as a whole, (iii) which has as the subject thereof any officer or director of, or property owned or leased by, the Company or any of its subsidiaries or (iv) relating to environmental or discrimination matters, where in any such case
  (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such subsidiary and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement. No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the best of the Company's knowledge, is threatened or imminent.

        (o) Intellectual Property Rights. The Company and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, "Intellectual Property Rights") reasonably necessary to conduct their businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. Neither the Company nor any of its subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Change.

        (p) All Necessary Permits, etc.   The Company, each subsidiary of the
  Company, and, to the best of the Company's knowledge, Ticketmaster each possess such valid and current certificates, authorizations or permits (collectively, "Permits") issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses except where the failure to possess such Permit would not singly or in the aggregate result in a Material Adverse Change, and neither the Company nor any such subsidiary nor Ticketmaster has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such Permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Change.

        (q) Title to Properties. The Company and each of its subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(i) above (or elsewhere in the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary. The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

        (r) Tax Law Compliance. The Company and its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns other than those being contested in good faith and have paid all material taxes required to be paid by any of them and, if due and payable, any related or similar material assessment, fine or penalty levied against any of them other than those being contested in good faith and for which adequate reserves have been provided, if required by United States generally accepted accounting principles. The Company has made adequate charges, accruals and reserves (if required by United States generally accepted accounting principles) in the applicable financial statements referred to in Section 1 (i) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.

        (s) Company Not an "Investment Company". The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Company is not, and after receipt of payment for the Class B Common Shares will not be, an "investment company" within the meaning of the Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

        (t) Insurance. Each of the Company and its subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. Neither the Company nor any subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

        (u) No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Class B Common Shares in violation of applicable securities laws.

        (v) Related Party Transactions. There are no business relationships or related-party transactions or relationships involving the Company or any subsidiary of the Company or, to the best of the Company's knowledge, any other person required to be described in the Prospectus which have not been described as required.

        (w) No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the best of the Company's knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Prospectus.

        (x) Company's Accounting System. The Company maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain accountability for assets;
  (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

        (y) Compliance with Environmental Laws. Except as would not, individually or in the aggregate, result in a Material Adverse Change (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, "Materials of Environmental Concern"), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environment Concern (collectively, "Environmental Laws"), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys' fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries, now or in the past (collectively, "Environmental Claims"), pending or, to the best of the Company's knowledge, threatened against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; and (iii) to the best of the Company's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the

  Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law.

        (z) ERISA Compliance. The Company and its subsidiaries and any "employee benefit plan" (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by the Company, its subsidiaries or their "ERISA Affiliates" (as defined below) are in compliance in all material respects with ERISA. "ERISA Affiliate" means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "Code") of which the Company or such subsidiary is a member. No "reportable event" (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such "employee benefit plan" were terminated, would have any "amount of unfunded benefit liabilities" (as defined under ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

        (aa) Merger Agreement. The execution and delivery of the Agreement and Plan of Reorganization dated as of August 12, 1998 (the "Merger Agreement") by and among CitySearch, USA Networks, Inc., Ticketmaster Group, Inc. and Ticketmaster, TMOL and Tiberius, Inc. ("Tiberius") was duly authorized by all necessary corporate action on the part of the Company and Tiberius. Each of the Company and Tiberius had all corporate power and authority to execute and deliver the Merger Agreement, to file the Merger Agreement with the Secretary of State of the State of Delaware and to consummate the transactions contemplated by the Merger Agreement, and the Merger Agreement at the time of execution and filing constituted a valid and binding obligation of each of the Company and Tiberius.

        (bb) Year 2000 Compliance.

              (a) All of the current or past products and/or services offered by the Company and/or its subsidiaries and by Ticketmaster Corp., in the case of Ticketmaster Corp., to the extent such products and services relate to or are utilized in the online sale of live event tickets and related merchandise (including any predecessor in interest), including each item of hardware, software, or firmware, any system, equipment, or products consisting of or containing one or more thereof, and any and all enhancements, upgrades, customizations, modifications, maintenance and the like are Year 2000 Compliant (as defined herein). Neither the Company nor any of its subsidiaries is subject to any pending or threatened claim, regulatory action, proceeding or investigation concerning the Year 2000 Compliance of its respective products, services or operations, and, to the Company's knowledge after a reasonable investigation, there is no basis for any such claim, regulatory action, investigation or proceeding. All of the internal management information systems (including hardware, firmware, operating system software, utilities, and applications software) and all facilities and systems used in the ordinary course of business by or on behalf of the Company and its subsidiaries, including payroll, accounting, billing/receivables, customer service, human resources, and e-mail systems used by the Company and its subsidiaries, are Year 2000 Compliant. To the best of the Company's knowledge, after reasonable investigation, all vendors of products or services to the Company and/or its subsidiaries, and its respective products, services and operations, are Year 2000 Compliant, and each such vendor will continue to furnish its products or services to the Company, without interruption or material delay, on and after January 1, 2000.

          (b) For purposes of this Agreement, "Year 2000 Compliant" means that
  (1) the products, services, or other item(s) at issue accurately process, provide and/or receive all date/time data (including calculating, comparing, and sequencing) within, from, into, and between centuries (including the twentieth and twenty-first centuries and the years 1999 and 2000), including leap year calculations, and (2) neither the performance nor the functionality nor the Company's provision of the products, services, and other item(s) at issue will be affected by any dates/times prior to, on, after, or spanning January 1, 2000. The design of the products, services, and other item(s) at issue includes proper date/time data century recognition and recognition of 1999 and 2000, calculations that accommodate single century and multi-century formulae and date/time values before, on, after, and spanning January 1, 2000, and date/time data interface values that reflect the century, 1999, and 2000.

      Any certificate signed by an officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

          SECTION 2.  PURCHASE, SALE AND DELIVERY OF THE CLASS B COMMON SHARES.

          (a) The Firm Class B Common Shares. The Company agrees to issue and sell to the several Underwriters the Firm Class B Common Shares upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the respective number of Firm Class B Common Shares set forth opposite their names on Schedule A. The purchase price per Firm Class B Common
                        ----------
Share to be paid by the several Underwriters to the Company shall be $[___] per share.

          (b) The First Closing Date. Delivery of certificates for the Firm Class B Common Shares to be purchased by the Underwriters and payment therefor shall be made at the offices of NMS, 600 Montgomery Street, San Francisco, California (or such other place as may be agreed to by the Company and the Representatives) at 6:00 a.m. San Francisco time, on [___], or such other time and date not later than 10:30 a.m. San Francisco time , on [___] as the Representatives shall designate by notice to the Company (the time and date of such closing are called the "First Closing Date"). The Company hereby acknowledges that circumstances under which the Representatives may provide notice to postpone the First Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company or the Representatives to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 10.

          (c) The Optional Class B Common Shares; the Second Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of [___] Optional Class B Common Shares from the Company at the purchase price per share to be paid by the Underwriters for the Firm Class B Common Shares. The option granted hereunder is for use by the Underwriters solely in covering any over-allotments in connection with the sale and distribution of the Firm Class B Common Shares.
The option granted hereunder may be exercised at any time (but not more than once) upon notice by the Representatives to the Company, which notice may be given at any time within 30 days from the date of this Agreement. Such notice shall set forth (i) the aggregate number of Optional Class B Common Shares as to which the Underwriters are exercising the option, (ii) the names and denominations in which the certificates for the Optional Class B Common Shares are to be registered and (iii) the time, date and place at which such certificates will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in such case the term "First Closing Date" shall refer to the time and date of delivery of certificates for the Firm Class B Common Shares and the Optional Class B Common Shares). Such time and date of delivery, if subsequent to the First Closing Date, is called the "Second Closing Date" and shall be determined by the Representatives and shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. If any Optional Class B Common Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Optional Class B Common Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Optional Class B Common Shares to be purchased as the number of Firm Class B Common Shares set forth on Schedule A
                                                                   ----------
opposite the name of such Underwriter bears to the total number of Firm Class B Common Shares. The Representatives may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

          (d) Public Offering of the Class B Common Shares. The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, as described in the Prospectus, their respective portions of the Class B Common Shares as soon after this Agreement has been executed and the Registration Statement has been declared effective as the Representatives, in their sole judgment, have determined is advisable and practicable.

          (e) Payment for the Class B Common Shares. Payment for the Class B Common Shares shall be made at the First Closing Date (and, if applicable, at the Second Closing Date) by wire transfer of immediately available funds to the order of the Company.

          It is understood that the Representatives have been authorized, for their own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Class B Common Shares and any Optional Class B Common Shares the Underwriters have agreed to purchase. NMS, ACI, BSC, BRS or DLJ individually and not as the Representatives of the Underwriters, may (but shall not be obligated to) make payment for any Class B Common Shares to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

          (f) Delivery of the Class B Common Shares. The Company shall deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters certificates for the Firm Class B Common Shares at the First Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company shall also deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters, certificates for the Optional Class B Common Shares the Underwriters have agreed to purchase at the First Closing Date or the Second Closing Date, as the case may be, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Class B Common Shares shall be in definitive form and registered in such names and denominations as the Representatives shall have requested at least two full business days prior to the First Closing Date (or the Second Closing Date, as the case may be) and shall be made available for inspection on the business day preceding the First Closing Date (or the Second Closing Date, as the case may be) at a location in New York City as the Representatives may reasonably designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

          (g) Delivery of Prospectus to the Underwriters. Not later than 12:00 p.m. on the second business day following the date the Class B Common Shares are released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered copies of the Prospectus in such quantities and at such places as the Representatives shall reasonably request.


          SECTION 3.  ADDITIONAL COVENANTS.

      (a) Representatives' Review of Proposed Amendments and Supplements.
  During such period beginning on the date hereof and ending on the later of the First Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer (the "Prospectus Delivery Period"), prior to amending or supplementing the Registration Statement (including any registration statement filed under Rule 462(b) under the Securities Act) or the Prospectus, the Company shall furnish to the Representatives for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Representatives reasonably object.

      (b) Securities Act Compliance.   After the date of this Agreement, the
  Company shall promptly advise the Representatives in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or (v) during the two year period following the date hereof, of any proceedings to remove, suspend or terminate from listing or quotation the Class B Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 434, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

        (c) Amendments and Supplements to the Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event shall occur or condition shall exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if in the opinion of the Representatives or counsel for the Underwriters it is otherwise necessary to amend or supplement the Prospectus to comply with law, the Company agrees to promptly prepare (subject to Section 3(a) hereof), file with the Commission and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

        (d) Copies of any Amendments and Supplements to the Prospectus. The Company agrees to furnish the Representatives, without charge, during the Prospectus Delivery Period, as many copies of the Prospectus and any amendments and supplements thereto as the Representatives may reasonably request.

        (e) Blue Sky Compliance. The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Class B Common Shares for sale under (or obtain exemptions from the application of) state securities or blue sky laws or Canadian provincial securities laws of those jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Class B Common Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation where it is not presently so subject. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Class B Common Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

      (f) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Class B Common Shares sold by it in the manner described under the caption "Use of Proceeds" in the Prospectus.

      (g) Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Class B Common Stock.

      (h) Earnings Statement. As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement (which need not be audited) covering the twelve-month period ending September 30, 1998 that satisfies the provisions of Section 11(a) of the Securities Act.

     (i) Periodic Reporting Obligations. During the Prospectus Delivery Period the Company shall file, on a timely basis, with the Commission and the Nasdaq National Market all reports and documents required to be filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     (j) Agreement Not To Offer or Sell Additional Securities During the period of 180 days following the date any of the Class B Common Shares is released by the Representatives for sale to the public, the Company will not, without the prior written consent of NMS (which consent may be withheld at the sole discretion of NMS), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any shares of Common Stock, options or warrants to acquire shares of the Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock (other than as contemplated by this Agreement with respect to the Class B Common Shares); provided, however, that the Company may (i) issue, without the prior written consent of NMS, shares of its Class B Common Stock or options to purchase its Class B Common Stock, or Class A or Class B Common Stock upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Prospectus, (ii) issue shares of Class B Common Stock upon mandatory or voluntary conversion of Class A Common Stock and (iii) issue shares of its Class A or Class B Common Stock, or securities exchangeable or exercisable for or convertible into shares of Class A or Class B Common Stock, as consideration in the acquisitions of businesses (whether by merger, consolidation, purchase or otherwise).

     (k) Future Reports to the Representatives. During the period of five years hereafter the Company will furnish to the Representatives at 600 Montgomery Street, San Francisco, CA 94111 Attention: Steve Baum, (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, the NASD or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock.

     NMS, on behalf of the several Underwriters, may, in its sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

          SECTION 4. PAYMENT OF EXPENSES. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Class B Common Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Class B Common Stock, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Class B Common Shares to the Underwriters, (iv) all fees and expenses of the Company's counsel, independent certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each preliminary prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys' fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Class B Common Shares for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Representatives, preparing and printing a "Blue Sky Survey" or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vii) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriters in connection with, the NASD's review and approval of the Underwriters' participation in the offering and distribution of the Class B Common Shares, (viii) the fees and expenses associated with including the Class B Common Shares on the Nasdaq National Market, and (ix) all other fees, costs and expenses referred to in Item 13 of Part II of the Registration Statement. Except as provided in this Section 4, Section 6, Section 8 and Section 9 hereof, the Underwriters shall pay their own costs and expenses, including the fees and disbursements of their counsel.

          SECTION 5. CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the several Underwriters to purchase and pay for the Class B Common Shares as provided herein on the First Closing Date and, with respect to the Optional Class B Common Shares, the Second Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Optional Class B Common Shares, as of the Second Closing Date as though then made, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

        (a) Accountants' Comfort Letter. On the date hereof, the Representatives shall have received from Ernst & Young LLP, independent certified public accountants for the Company, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountant's "comfort letters" to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement and the Prospectus (and the Representatives shall have received an additional [___] conformed copies of such accountants' letter for each of the several Underwriters).

        (b) Compliance with Registration Requirements; No Stop Order; No Objection from NASD. For the period from and after effectiveness of this Agreement and prior to the First Closing Date and, with respect to the Optional Class B Common Shares, the Second Closing Date:

          (i) the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective; or, if the Company elected to rely upon Rule 434 under the Securities Act and obtained the Representatives' consent thereto, the Company shall have filed a Term Sheet with the Commission in the manner and within the time period required by such Rule 424(b);

          (ii) no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission; and

          (iii) the NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

       (c) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the First Closing Date and, with respect to the Optional Class B Common Shares, the Second Closing Date:

          (i) in the judgment of the Representatives there shall not have occurred any Material Adverse Change; and

          (ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

        (d) Opinion of Counsel for the Company. On each of the First Closing Date and the Second Closing Date the Representatives shall have received the favorable opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit A (and the Representatives shall have received
                          ---------
  an additional [___] conformed copies of such counsel's legal opinion for each of the several Underwriters).

        (e) Opinion of Counsel for the Underwriters. On each of the First Closing Date and the Second Closing Date the Representatives shall have received the favorable opinion of Venture Law Group, A Professional Corporation, counsel for the Underwriters, dated as of such Closing Date, with respect to the matters set forth in paragraph (i), (vii) (with respect to subparagraph (i) only), (viii), (ix), (x), (xi), (xii) and (xiii) (with respect to the captions "Description of Capital Stock" and "Underwriting" under subparagraph (i) only), and the next-to-last paragraph of Exhibit A (and
                                                                  ---------
  the Representatives shall have received an additional [___] conformed copies of such counsel's legal opinion for each of the several Underwriters).

        (f) Officers' Certificate. On each of the First Closing Date and the Second Closing Date the Representatives shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of such Closing Date, to the effect set forth in subsections (b)(ii) and (c)(ii) of this Section 5, and further to the effect that:

          (i) for the period from and after the date of this Agreement and prior to such Closing Date, there has not occurred any Material Adverse Change;

          (ii) the representations, warranties and covenants of the Company set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and

          (iii) the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date.

       (g) Bring-down Comfort Letter. On each of the First Closing Date and the Second Closing Date the Representatives shall have received from Ernst & Young LLP, independent certified public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date or Second Closing Date, as the case may be (and the Representatives shall have received an additional [___] conformed copies of such accountants' letter for each of the several Underwriters).

        (h) Lock-Up Agreement from Certain Stockholders of the Company. On the date hereof, each director of the Company owning shares of Common Stock, each officer of the Company and the beneficial owners holding more than 90% of the shares of Common Stock (as defined and determined according to Rule 13d-3 under the Exchange Act, except that a one hundred eighty day period shall be used rather than the sixty day period set forth therein) shall be subject to an agreement substantially in the form of Exhibit B hereto or shall be subject
                                            --------
  to an agreement with the Company similar in substance to such agreement and such agreements shall be in full force and effect on each of the First Closing Date and the Second Closing Date. To the extent that any holder of Common Stock, options or warrants to acquire shares of Common Stock or any other securities of the Company convertible into or exercisable or exchangeable for is subject to an agreement with the Company and not the Representatives, the Company will not release such holder from the terms of such agreement without the consent of NMS.

        (i) Additional Documents. On or before each of the First Closing Date and the Second Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Class B Common Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

     If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated with respect to the Firm Class B Common Shares by the Representatives by notice to the Company at any time on or prior to the First Closing Date and, with respect to the Optional Class B Common Shares, at any time prior to the Second Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination.


          SECTION 6. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If this Agreement is terminated by the Representatives pursuant to Section 5, Section 7,
Section 10 or Section 11, or if the sale to the Underwriters of the Class B Common Shares on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Common Shares, including but not limited to reasonable fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.


          SECTION 7.  EFFECTIVENESS OF THIS AGREEMENT.

          This Agreement shall not become effective until the later of (i) the execution of this Agreement by the parties hereto and (ii) notification by the Commission to the Company and the Representatives of the effectiveness of the Registration Statement under the Securities Act.

          Prior to such effectiveness, this Agreement may be terminated by any party by notice to each of the other parties hereto, and any such termination shall be without liability on the part of (a) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Sections 4 and 6 hereof, (b) any Underwriter to the Company, or (c) any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.


          SECTION 8.  INDEMNIFICATION.

        (a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as, and to the extent that, such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A or Rule 434 under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein; or (iv) in whole or in part upon any failure of the Company to perform its obligations hereunder or under law; or (v) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Class B Common Stock or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause
  (i) or (ii) above, provided that the Company shall not be liable under this clause (v) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its bad faith or willful misconduct; and to reimburse each Underwriter and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by NMS) as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided, further, that with respect to any preliminary prospectus, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage, liability or expense purchased Class B Common Shares, or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to the Underwriter pursuant to Section 2 and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Class B Common Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense. The indemnity agreement set forth in this
  Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

        (b) Indemnification of the Company, its Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth (A) as the second to last paragraph on the inside front cover page of the Prospectus concerning stabilization by the Underwriters and (B) in the table in the first paragraph and as the [second and eighth] paragraphs under the caption "Underwriting" in the Prospectus; and the Underwriters confirm that such statements are correct. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

        (c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel (which approval shall not be unreasonably withheld), the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the reasonable expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (NMS in the case of Section 8(b) and Section 9), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

       (d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by
 Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. If during any period of time the indemnifying party is disputing in good faith the reasonableness of such fees and expenses of counsel, such period of time shall not be counted in calculating such 30-day period. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes (i) an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

          SECTION 9.  CONTRIBUTION.

          If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the

Underwriters, on the other hand, from the offering of the Class B Common Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Class B Common Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Class B Common Shares pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus (or, if Rule 434 under the Securities Act is used, the corresponding location on the Term Sheet) bear to the aggregate initial public offering price of the Class B Common Shares as set forth on such cover. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in
Section 8(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(c) for purposes of indemnification.

          The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

          Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Class B Common Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each officer and employee of an
   ----------
Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

          SECTION 10. DEFAULT OF ONE OR MORE OF THE SEVERAL UNDERWRITERS. If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase Class B Common Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Class B Common Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Class B Common Shares to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of Firm Class B Common Shares set forth opposite their respective names on Schedule A bears to the aggregate number of Firm Class
                          ----------
B Common Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Class B Common Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Class B Common Shares and the aggregate number of Class B Common Shares with respect to which such default occurs exceeds 10% of the aggregate number of Class B Common Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Class B Common Shares are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 8 and Section 9 shall at all times be effective and shall survive such termination. In any such case either the Representatives or the Company shall have the right to postpone the First Closing Date or the Second Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

          As used in this Agreement, the term "Underwriter" shall be deemed to include any person substituted for a defaulting Underwriter under this Section
10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

          SECTION 11. TERMINATION OF THIS AGREEMENT. Prior to the First Closing Date this Agreement may be terminated by the Representatives by notice given to the Company if at any time (i) trading or quotation in any of the Company's securities shall have been suspended or limited by the Commission or by the Nasdaq Stock Market, or trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by any of federal, New York, Delaware or California authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States' or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable to market the Class B Common Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the Representatives there shall have occurred any Material Adverse Change; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the

Representatives may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 11 shall be without liability on the part of (a) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Sections 4 and 6 hereof, (b) any Underwriter to the Company, or (c) of any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.

          SECTION 12. REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Class B Common Shares sold hereunder and any termination of this Agreement.

          SECTION 13. NOTICES.    All communications hereunder shall be in
writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representatives:

     NationsBanc Montgomery Securities LLC
     600 Montgomery Street
     San Francisco, California 94111
     Facsimile:  (415)249-5558
     Attention:  Richard A. Smith

 with a copy to:

     NationsBanc Montgomery Securities LLC
     600 Montgomery Street
     San Francisco, California  94111
     Facsimile:  (415) 249-5553
     Attention:  David A. Baylor, Esq.

 and a copy to:

     Venture Law Group
     2800 Sand Hill Road
     Menlo Park, California  94025
     Facsimile:  (650) 233-8386
     Attention:  Glen R. Van Ligten

If to the Company:

     CitySearch, Inc.
     790 E. Colorado Boulevard, Ste. 200

     Pasadena, California  91101
     Facsimile:  (626) 660-2537
     Attention:  Brad Ramberg, Chief Financial Officer

 with a copy to:

     Wilson Sonsini Goodrich & Rosati
     650 Page Mill Road
     Palo Alto, California  94304-1050
     Facsimile:  (650) 493-6811
     Attention:  Larry W. Sonsini and John T. Sheridan

 and:

     USA Networks, Inc.
     152 W. 57th Street
     New York, New York  1001__
     Facsimile:  (212) 314-7329
     Attention:  General Counsel

Any party hereto may change the address for receipt of communications by giving written notice to the others.


          SECTION 14.  SUCCESSORS.    This Agreement will inure to the benefit
of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 hereof, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 and Section 9, and in each case their respective successors, and personal representatives, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Class B Common Shares as such from any of the Underwriters merely by reason of such purchase.


          SECTION 15. PARTIAL UNENFORCEABILITY. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.


          SECTION 16. (A) GOVERNING LAW PROVISIONS. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

          (b) Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby ("Related Proceedings") may be instituted in the federal courts of the United States of America located in the City and

County of San Francisco or the courts of the State of California in each case located in the City and County of San Francisco (collectively, the "Specified Courts"), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a "Related Judgment"), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

          SECTION 17. GENERAL PROVISIONS. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations of the parties to this Agreement with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Table of Contents and the Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

          Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of
Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

                              Very truly yours,

                              CITYSEARCH, INC.



                               By:__________________________
                                    Charles Conn
                                    Chief Executive Officer



     The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives in San Francisco, California as of the date first above written.

NATIONSBANC MONTGOMERY SECURITIES LLC
ALLEN & COMPANY INCORPORATED
BANCAMERICA ROBERTSON STEPHENS
BEAR, STEARNS & CO. INC.
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
Acting as Representatives of the
several Underwriters named in
the attached Schedule A.

By NATIONSBANC MONTGOMERY SECURITIES LLC



By:  _____________________________
     Richard A. Smith
     Managing Director

                                  SCHEDULE A


                                                      NUMBER OF FIRM CLASS B
                                                       COMMON SHARES TO BE
UNDERWRITERS                                                PURCHASED


NationsBanc Montgomery Securities LLC..............  [___]
Allen & Company Incorporated.......................  [___]
BancAmerica Robertson Stephens                       [___]
Bear, Stearns & Co. Inc. ..........................  [___]
Donaldson, Lufkin & Jenrette Securities              [___]
     Corporation
[___]..............................................  [___]
[___]..............................................  [___]

         Total ....................................  [___]

                                                                       EXHIBIT A
The final opinion in draft form should be attached as Exhibit A at the time this Agreement is executed.

          Opinion of counsel for the Company to be delivered pursuant to Section 5(d) of the Underwriting Agreement.

          References to the Prospectus in this Exhibit A include any supplements
                                               ---------
thereto at the Closing Date.

    (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

    (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Underwriting Agreement.

    (iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of California and in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions (other than the State of California) where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.

    (iv) Ticketmaster Multimedia Holdings, Inc. and each of the Company's significant subsidiaries (as defined in Rule 405 under the Securities Act) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and, to the knowledge of such counsel, is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.

    (v) All of the issued and outstanding capital stock of MetroBeat, Inc. and Ticketmaster Multimedia Holdings, Inc., respectively, has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance or, to the best knowledge of such counsel, any pending or threatened claim.

    (vi) The authorized, issued and outstanding capital stock of the Company (including the Class B Common Stock) conforms in all material respects to the descriptions thereof set forth or incorporated by reference in the Prospectus. All of the outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and, to such counsel's knowledge, have been issued in compliance with the registration and qualification requirements of all applicable federal and state securities laws. The form of certificate used to evidence the Class B Common Stock is in due and proper form and complies with all applicable requirements of the charter and by-laws of the Company and the General Corporation Law of the State of Delaware. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Prospectus accurately and fairly presents in all material respects the information required to be shown with respect to such plans, arrangements, options and rights.

        (vii) No stockholder of the Company or any other person has any preemptive right, right of first refusal or other similar right to subscribe for or purchase securities of the Company arising (i) by operation of the charter or by-laws of the Company or the General Corporation Law of the State of Delaware or (ii) to the best knowledge of such counsel, otherwise, except for such rights as have been duly waived.

        (viii) The Underwriting Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

        (ix) The Class B Common Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale pursuant to the Underwriting Agreement and, when issued and delivered by the Company pursuant to the Underwriting Agreement against payment of the consideration set forth therein, will be validly issued, fully paid and nonassessable and issued in compliance with all applicable federal and state securities laws.

        (x) Each of the Registration Statement and the Rule 462(b) Registration Statement, if any, has been declared effective by the Commission under the Securities Act. To the knowledge of such counsel, no stop order suspending the effectiveness of either of the Registration Statement or the Rule 462(b) Registration Statement, if any, has been issued under the Securities Act and no proceedings for such purpose have been instituted or are pending or are contemplated or threatened by the Commission. Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such Rule 424(b).

        (xi) The Registration Statement, including any Rule 462(b) Registration Statement, the Prospectus including any document incorporated by reference therein, and each amendment or supplement to the Registration Statement and the Prospectus including any document incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements and supporting schedules included or incorporated by reference therein or in exhibits to or excluded from the Registration Statement, as to which no opinion need be rendered) comply as to form in all material respects with the applicable requirements of the Securities Act.

          (xii) The Class B Common Shares have been approved for listing on the Nasdaq National Market.

          (xiii) The statements (i) on the cover of the Prospectus and in the Prospectus under the captions "Prospectus Summary --Ticketmaster Online-CitySearch Merger," "Prospectus Summary--the Offering," "Risk Factors-- Dependence on Relationship with Ticketmaster Corp.," "Risk Factors--Control by and Relationship with USA," "Risk Factors--Conflicts of Interest," "Risk Factors--Potential Governmental Investigation and Litigation," "Risk Factors-- Uncertain Protection of Intellectual Property; Risks of Third Party Licenses," "Risk Factors--Antitakeover Effects of Certain Charter and Contractual Provisions," "Management's Discussion and Analysis of Financial Condition and Results of Operations--Overview," "Description of Capital Stock," "Business-- Ticketmaster Online Business-Ticketmaster License Agreement," "Business-- Proprietary Rights," "Ticketmaster Online-CitySearch Merger," "Shares Eligible for Future Sale" and "Underwriting" and (ii) in Item 14 and Item 15 of the Registration Statement, insofar as such statements constitute matters of law, summaries of legal matters, the Company's charter or by-law provisions, documents or legal proceedings, or legal conclusions, have been reviewed by such counsel and fairly present and summarize, in all material respects, the matters referred to therein.

          (xiv) To the knowledge of such counsel, there are no legal or governmental actions, suits or proceedings pending or threatened which are required to be disclosed in the Registration Statement, other than those disclosed therein.

          (xv) To the knowledge of such counsel, there are no Existing Instruments (or any amendments or supplements thereto) required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto; and the descriptions thereof and references thereto are correct in all material respects.

          (xvi) No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental authority or agency, is required for the Company's execution, delivery and performance of the Underwriting Agreement and consummation of the transactions contemplated thereby and by the Prospectus, except as required under the Securities Act, applicable state securities or blue sky laws, and the rules and regulations promulgated by the NASD.

          (xvii) The execution and delivery of the Underwriting Agreement by the Company and the performance by the Company of its obligations thereunder (other than performance by the Company of its obligations under the indemnification section of the Underwriting Agreement, as to which no opinion need be rendered) (i) have been duly authorized by all necessary corporate action on the part of the Company; (ii) will not result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary;
  (iii) will not to the knowledge of such counsel constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any material Existing Instrument; or (iv) to the knowledge of such counsel, will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary, which violation, individually or in the aggregate, would result in a Material Adverse Change.

          (xviii) The Company is not, and after receipt of payment for the Common Shares will not be, an "investment company" within the meaning of Investment Company Act.

          (xix) Except as disclosed in the Prospectus under the caption "Shares Eligible for Future Sale", to the knowledge of such counsel, there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by the Underwriting Agreement, except for such rights as have been duly waived.

          (xx) To the knowledge of such counsel, neither the Company, MetroBeat, Inc. nor Ticketmaster Multimedia Holdings, Inc. is in violation of its charter or by-laws or any law, administrative regulation or administrative or court decree applicable to the Company or any such subsidiary or is in Default in the performance or observance of any obligation, agreement, covenant or condition contained in any material Existing Instrument, except in each such case for such violations or Defaults as would not, individually or in the aggregate, result in a Material Adverse Change.

          (xxi) The execution and delivery of the Merger Agreement was duly authorized by all necessary corporate action on the part of each of the Company and Tiberius, Inc.; and

          (xxii) Each of the Company and Tiberius, Inc. had all corporate power and authority to execute and deliver the Merger Agreement, to file the Merger Agreement with the Secretary of State of the State of Delaware and to consummate the transaction contemplated by the Merger Agreement, and the Merger Agreement at the time of execution and filing constituted a valid and binding obligation of each of the Company and Tiberius, Inc.

       In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, representatives of the independent public or certified public accountants for the Company and with representatives of the Underwriters at which the contents of the Registration Statement and the Prospectus, and any supplements or amendments thereto, and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (other than as specified above), and any supplements or amendments thereto, on the basis of the foregoing, nothing has come to their attention which would lead them to believe that either the Registration Statement or any amendments thereto, at the time the Registration Statement or such amendments became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date or at the First Closing Date or the Second Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief as to the financial statements or schedules or other financial or statistical data derived therefrom, included or incorporated by reference in the Registration Statement or the Prospectus or any amendments or supplements thereto).

          In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the General Corporation Law of the State of Delaware, the General Corporation Law of the State of California or the federal law of the United States, to the extent they deem proper and specified in such opinion, upon the opinion (which shall be dated the First Closing Date or the Second Closing Date, as the case may be, shall be satisfactory in form and substance to the Underwriters, shall expressly state that the Underwriters may rely on such opinion as if it were addressed to them and shall be furnished to the Representatives) of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters; provided, however, that such counsel shall further state that they believe that they and the Underwriters are justified in relying upon such opinion of other counsel, and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.

_____________________________________________
Printed Name of Holder


By:__________________________________________
   Signature


_____________________________________________
Printed Name of Person Signing
(and indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)

                                                                       EXHIBIT B
[Date]

NationsBanc Montgomery Securities LLC
Allen & Company Incorporated
BancAmerica Robertson Stephens
Bear, Stearns & Co. Inc.
Donaldson, Lufkin & Jenrette Securities Corporation
     As Representatives of the Several Underwriters
c/o NationsBanc Montgomery Securities LLC
600 Montgomery Street
San Francisco, California 94111

RE:  CitySearch, Inc. (or any successor-in-interest thereto) (the "Company")

Ladies & Gentlemen:

The undersigned is an owner of record or beneficially of certain shares of Class A Common Stock of the Company or securities convertible into or exchangeable or exercisable for Class A or Class B Common Stock of the Company (together or individually hereinafter defined as "Common Stock"). The Company proposes to carry out a public offering of Class B Common Stock (the "Offering") for which you will act as the representatives (the "Representatives") of the underwriters. The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company by, among other things, raising additional capital for its operations. The undersigned acknowledges that you and the other underwriters are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into underwriting arrangements with the Company with respect to the Offering.

In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not, without the prior written consent of NationsBanc Montgomery Securities LLC (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale) pledge, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or otherwise dispose of any shares of Common Stock, options or warrants to acquire shares of Common Stock, securities exchangeable or exercisable for or convertible into shares of Common Stock or any other securities of the Company currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under Securities Exchange Act of 1934, as amended) by the undersigned, or publicly announce the undersigned's intention to do any of the foregoing, for a period commencing on the date hereof and continuing to a date 180 days after the first date any of the Common Stock to be sold in the Offering is released by you for sale to the public. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or any other securities of the Company held by the undersigned except in compliance with the foregoing restrictions.